                                                                    EXHIBIT 99.5

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of OccuSystems, Inc.:

  We have audited the accompanying consolidated balance sheets of OccuSystems, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OccuSystems, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Dallas, Texas
 November 27, 1996

                       OCCUSYSTEMS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                DECEMBER 31,
                                            --------------------- SEPTEMBER 30,
                                               1994       1995        1996
                                            ---------- ---------- -------------
                                                                   (RESTATED)
                                            (RESTATED) (RESTATED)  (UNAUDITED)
                  ASSETS
Current assets:
  Cash and cash equivalents................  $ 5,080    $  7,735    $  6,498
  Accounts receivable, net of allowances of
   $4,524, $6,987 and $8,316 at December
   31, 1994 and 1995, and
   September 30, 1996, respectively........   22,398      28,521      39,659
  Deferred income taxes....................      579       2,185         --
  Other current assets.....................    1,939       2,473       4,781
                                             -------    --------    --------
    Total current assets...................   29,996      40,914      50,938
Property and equipment, net................   13,692      19,799      31,032
Intangible assets:
  Goodwill.................................   30,921      80,724      94,824
  Assembled workforce......................      593         550         547
  Customer lists...........................      480         501         455
Other assets...............................      968       2,873       4,104
                                             -------    --------    --------
                                             $76,650    $145,361    $181,900
                                             =======    ========    ========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt........  $ 3,297    $  7,231    $  7,733
  Accounts payable.........................    3,090       4,610       2,407
  Accrued expenses.........................   12,036      17,837      20,703
                                             -------    --------    --------
    Total current liabilities..............   18,423      29,678      30,843
Notes payable to related parties...........   10,758       1,661         --
Long term debt, net of current portion.....   10,014       1,447      17,355
Deferred income taxes......................      700       2,019         --
Other liabilities..........................    1,716       1,978       6,380
                                             -------    --------    --------
    Total liabilities......................   41,611      36,783      54,578
Convertible debenture......................      --       15,000         --
Convertible exchangeable preferred stock...   15,000         --          --
Stockholders' equity:
  Preferred stock ($1.00 par value,
   20,000,000 shares authorized, 2,835,000,
   0, and 0 shares issued and outstanding
   at December 31, 1994 and 1995 and
   September 30, 1996, respectively).......    2,835         --          --
  Common stock ($.01 par value, 50,000,000
   shares authorized, 9,905,617, 18,506,819
   and 21,336,477 shares issued and
   outstanding at December 31, 1994 and
   1995 and September 30, 1996,
   respectively............................       98         185         213
  Additional paid in capital...............   38,764     113,529     139,011
  Accumulated deficit......................  (21,658)    (20,136)    (11,902)
                                             -------    --------    --------
    Total stockholders' equity.............   20,039      93,578     127,322
                                             -------    --------    --------
    Total liabilities and stockholders'
     equity................................  $76,650    $145,361    $181,900
                                             =======    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       OCCUSYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                              YEARS ENDED DECEMBER 31,        NINE MONTHS ENDED
                          -------------------------------- -----------------------
                             1993       1994       1995       1995        1996
                          ---------- ---------- ---------- ----------- -----------
                                                           (RESTATED)  (RESTATED)
                          (RESTATED) (RESTATED) (RESTATED) (UNAUDITED) (UNAUDITED)
Net revenues............   $ 64,185   $85,502    $136,986   $101,920    $127,345
Costs and expenses:
  Operating expenses....     49,910    70,637     104,010     76,593      94,875
  General and
   administrative.......      9,276     9,611      16,077     11,732      11,582
  Depreciation and
   amortization.........      2,336     3,484       5,679      4,188       4,924
  Write-down of
   goodwill.............     19,030       --          339        --          --
  Other nonrecurring
   charges..............      1,543         2         559        559         --
                           --------   -------    --------   --------    --------
    Total costs and
     expenses...........     82,095    83,734     126,664     93,072     111,381
                           --------   -------    --------   --------    --------
Operating income
 (loss).................    (17,910)    1,768      10,322      8,848      15,964
Other (income) expense:
  Interest expense......      1,710     1,869       3,015      2,587       1,552
  Interest income.......       (196)     (206)       (813)      (659)       (149)
  Other, net............          1        28         561        391         634
                           --------   -------    --------   --------    --------
    Total other
     expense............      1,515     1,691       2,763      2,319       2,037
Income (loss) from
 continuing operations
 before income taxes,
 discontinued
 operations, and
 extraordinary charge...    (19,425)       77       7,559      6,529      13,927
Provision for income
 taxes..................        113     1,226       3,659      3,180       5,059
                           --------   -------    --------   --------    --------
Income (loss) from
 continuing operations
 before discontinued
 operations and
 extraordinary charge...    (19,538)   (1,149)      3,900      3,349       8,868
                           --------   -------    --------   --------    --------
Discontinued operations:
  Income from operations
   of discontinued
   business segment, net
   of applicable taxes..        152       168         --         --          --
  Gain on disposition of
   net assets of
   discontinued business
   segment, net of
   applicable taxes.....        --        208         --         --          --
                           --------   -------    --------   --------    --------
Income (loss) before
 extraordinary charge...    (19,386)     (773)      3,900      3,349       8,868
Extraordinary loss on
 extinguishment of debt,
 net of applicable
 taxes..................        --        --         (680)      (680)        --
                           --------   -------    --------   --------    --------
Net income (loss).......   $(19,386)  $  (773)   $  3,220   $  2,669    $  8,868
                           ========   =======    ========   ========    ========
Net income (loss) per
 share (primary and
 fully diluted):
  Income (loss) from
   continuing operations
   before discontinued
   operations and
   extraordinary
   charge...............   $  (1.58)  $ (0.08)   $   0.22   $   0.18    $   0.41
  Income from
   discontinued
   operations...........       0.01      0.03         --         --          --
                           --------   -------    --------   --------    --------
Income (loss) before
 extraordinary charge...      (1.57)    (0.05)       0.22       0.18        0.41
Extraordinary charge....        --        --        (0.03)     (0.03)        --
                           --------   -------    --------   --------    --------
Net income (loss) per
 common share...........   $  (1.57)  $ (0.05)   $   0.19   $   0.15    $   0.41
                           ========   =======    ========   ========    ========
Weighted average shares
 outstanding (in
 thousands).............     12,358    14,333      19,115     18,261      21,981
                           ========   =======    ========   ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       OCCUSYSTEMS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                            PREFERRED STOCK       COMMON STOCK    ADDITIONAL                 TOTAL
                          --------------------  -----------------  PAID-IN   ACCUMULATED STOCKHOLDERS'
                            SHARES     AMOUNT     SHARES   AMOUNT  CAPITAL     DEFICIT      EQUITY
                          ----------  --------  ---------- ------ ---------- ----------- -------------
Balance, December 31,
 1992, as previously
 reported...............         --   $    --    6,686,637  $ 67   $ 19,066   $ (1,606)    $ 17,527
 Adjustment for pooling
  of interests (see Note
  2)....................         --        --    1,485,412    14        453        770        1,237
                          ----------  --------  ----------  ----   --------   --------     --------
Balance, December 31,
 1992, as restated......         --        --    8,172,049    81     19,519       (836)      18,764
 Common stock issued in
  connection with
  acquisitions..........         --        --    1,182,357    12      4,950        --         4,962
 Issuance of preferred
  stock, net of issuance
  costs.................   3,200,000     3,200         --    --      12,698        --        15,898
 Distribution to
  shareholder for
  taxes.................         --        --          --    --         --        (289)        (289)
 Net loss...............         --        --          --    --         --     (19,386)     (19,386)
                          ----------  --------  ----------  ----   --------   --------     --------
Balance, December 31,
 1993...................   3,200,000     3,200   9,354,406    93     37,167    (20,511)      19,949
 Common stock issued in
  connection with
  acquisitions..........         --        --      185,211     1      1,228        --         1,229
 Exercise of options....         --        --        1,000   --           8        --             8
 Dividends on Series B
  preferred stock.......         --        --          --    --         --        (300)        (300)
 Conversion of Series A
  preferred stock into
  common stock..........    (365,000)     (365)    365,000     4        361        --           --
 Distribution to
  shareholder for
  taxes.................         --        --          --    --         --         (74)         (74)
 Net income.............         --        --          --    --         --        (773)        (773)
                          ----------  --------  ----------  ----   --------   --------     --------
Balance, December 31,
 1994...................   2,835,000     2,835   9,905,617    98     38,764    (21,658)      20,039
 Adjustment for
  Concerned Care pooling
  of interests (see
  Note 2)...............         --        --       66,414     1        184        --           185
 Distribution to
  shareholder for
  taxes.................         --        --          --    --         --      (1,476)      (1,476)
 Common stock issued in
  connection with
  acquisitions..........         --        --       63,910     1      1,319        --         1,320
 Issuance of common
  stock warrants........         --        --          --    --         450        --           450
 Exercise of options,
  net...................         --        --      168,748     2      1,445        --         1,447
 Exercise of warrants...         --        --       82,222     1        246        --           247
 Dividends on Series B
  preferred stock.......         --        --          --    --         --        (222)        (222)
 Initial public offering
  ......................         --        --    5,366,667    54     68,186        --        68,240
 Conversion of Series A
  preferred stock into
  common stock..........  (2,835,000)  (2,835)   2,835,000    28      2,807        --           --
 Conversion of note
  payable into common
  stock.................         --        --       18,241   --         128        --           128
 Net income.............         --        --          --    --         --       3,220        3,220
                          ----------  --------  ----------  ----   --------   --------     --------
Balance, December 31,
 1995...................         --        --   18,506,819   185    113,529    (20,136)      93,578
 Distribution to
  shareholder for
  taxes.................         --        --          --    --         --        (634)        (634)
 Common stock issued in
  connection with
  acquisitions..........         --        --      303,679     3      5,244        --         5,247
 Exercise of options,
  net...................         --        --      414,744     4      1,867        --         1,871
 Exercise of warrants...         --        --      151,111     2      1,062        --         1,064
 Conversion of debenture
  into common stock.....         --        --      105,983     1     14,429        --        14,430
 Conversion of note
  payable into common
  stock.................         --        --    1,854,141    18      2,880        --         2,898
 Net income.............         --        --          --    --         --       8,868        8,868
                          ----------  --------  ----------  ----   --------   --------     --------
Balance, September 30,
 1996 (unaudited).......         --   $    --   21,336,477  $213   $139,011   $(11,902)    $127,322
                          ==========  ========  ==========  ====   ========   ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       OCCUSYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLAR IN THOUSANDS)

                                                             NINE MONTHS ENDED
                              YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                          -------------------------------- ---------------------
                             1993       1994       1995       1995       1996
                          ---------- ---------- ---------- ---------- ----------
                          (RESTATED) (RESTATED) (RESTATED) (RESTATED) (RESTATED)
Cash flows from operat-
 ing activities:
 Net income (loss)......   $(19,386)  $   (773)  $  3,220   $ 2,669    $  8,868
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by operating
  activities--
  Extraordinary loss on
   extinguishment of
   debt, net............        --         --         680       680         --
  Write-down of good-
   will.................     19,030        --         339       --          --
  Depreciation and am-
   ortization...........      2,546      3,484      5,679     4,188       4,924
  Amortization of
   preopening costs.....         75        143        370       260         224
  Write-down of intan-
   gible assets.........        594          2        559       559         --
 Gain on sale of busi-
  ness segment..........        --        (208)       --        --          --
 Changes in assets and
  liabilities, net of
  effects from business
  combinations--
   Accounts receivable..     (2,340)    (2,427)    (1,157)     (935)     (9,038)
   Deferred income tax-
    es, net.............        175       (343)      (287)      --          --
   Other current as-
    sets................       (399)      (940)      (513)     (434)        160
   Other assets.........       (285)      (238)      (585)     (493)     (1,203)
   Accounts payable.....        157     (1,058)       878      (403)     (2,243)
   Accrued expenses.....        741      1,107     (1,708)    1,889       3,793
   Other liabilities....        272       (935)       262        76        (253)
                           --------   --------   --------   -------    --------
     Net cash provided
      by (used in) oper-
      ating activities..      1,180     (2,186)     7,737     8,056       5,232
                           --------   --------   --------   -------    --------
Cash flows from invest-
 ing activities:
 Purchases of property
  and equipment.........     (3,084)    (4,235)    (6,887)   (4,865)    (13,775)
 Proceeds from sale of
  property and equip-
  ment..................        --         --         253       253         --
 Cash paid for acquisi-
  tions, including re-
  lated costs, net of
  cash received.........     (9,510)   (16,450)   (49,245)  (30,154)    (12,190)
 Proceeds from sale of
  accounts receivable...        --         --         325       --          --
 Issuances of loans re-
  ceivable..............        --         (43)       --        --          --
 Proceeds from sale of
  business segment......        --       2,680        --        --          --
                           --------   --------   --------   -------    --------
     Net cash used in
      investing activi-
      ties..............    (12,594)   (18,048)   (55,554)  (34,766)    (25,965)
                           --------   --------   --------   -------    --------
Cash flows from financ-
 ing activities:
 Proceeds from issuance
  of long-term debt, net
  of issuance costs.....     16,801     13,322     29,046    27,287      18,366
 Payments on long-term
  debt..................    (16,154)    (9,790)   (45,669)  (43,302)       (833)
 Proceeds from issuance
  of convertible pre-
  ferred stock, common
  stock, and capital
  contributions, net of
  issuance costs........     15,898     14,973     68,943    68,648       2,596
 Dividends..............        --        (224)    (1,848)   (1,404)       (633)
                           --------   --------   --------   -------    --------
     Net cash provided
      by financing ac-
      tivities..........     16,545     18,281     50,472    51,229      19,496
                           --------   --------   --------   -------    --------
Net increase (decrease)
 in cash................      5,131     (1,953)     2,655    24,519      (1,237)
Cash and cash equiva-
 lents, beginning of pe-
 riod...................      1,902      7,033      5,080     5,080       7,735
                           --------   --------   --------   -------    --------
Cash and cash equiva-
 lents, end of period...   $  7,033   $  5,080   $  7,735   $29,599    $  6,498
                           ========   ========   ========   =======    ========
Noncash transactions
 during the period:
Stock issued in connec-
 tion with acquisi-
 tions..................   $  4,962   $  1,261   $  1,320   $   --     $  5,747
Liabilities and debt as-
 sumed in acquisitions..      3,819      1,025     13,177    13,177       1,314
Debt issued in acquisi-
 tions..................      1,648      1,110        --        --          --
Conversion of convert-
 ible preferred stock
 into convertible deben-
 ture...................        --         --      15,000    15,000         --
Conversion of convert-
 ible preferred stock or
 debenture into common
 stock..................        --         365      2,835     2,835      16,108
Issuance of capital
 lease obligation.......        --          64        --        --          --
Reduction of indebted-
 ness through offset of
 accrued expenses.......        --          35        --        --          --

  The accompanying notes are an integral part of these consolidated financial statements.

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1995, 1994, AND 1993

1. GENERAL INFORMATION:

  As of December 31, 1995, OccuSystems, Inc. (together with its subsidiaries, "OccuSystems" or the "Company") managed the practices of 141 physicians in OccuSystems' 80 occupational healthcare centers located in 13 states. The occupational healthcare centers, in conjunction with certain physician associations, provide treatment for work-related injuries and illnesses including related physical therapy, as well as employee physical exams and drug screens. Additionally, through its consulting services programs, OccuSystems manages work-related injuries and illnesses for employers located within and outside the service areas of OccuSystems' centers and provides an assortment of other healthcare and education services to employers.

  Physician services are provided at OccuSystems' centers under management agreements with affiliated physician associations ("the Physician Groups"), which are organized professional corporations that hire licensed physicians who provide medical services to the centers' patients. Pursuant to each management agreement, OccuSystems provides a wide array of business services to the Physician Groups, including administrative services, support personnel, facilities, marketing, and nonmedical services in exchange for a management fee. Services are billed and collected by OccuSystems in the name of the Physician Groups. The Physician Groups provide all medical aspects of OccuSystems' services, including the development of professional standards, policies, and procedures. As of December 31, 1995, physician services were provided at 78 of OccuSystems' 80 centers under the terms of service agreements with three physician associations, one of which expires in December 2033, with the other two expiring in January 2034.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 BASIS OF PRESENTATION

  The consolidated financial statements of OccuSystems include the accounts of OccuSystems, Inc., its wholly owned subsidiaries, and the Physician Groups (collectively the "Company"). The financial statements of the Physician Groups are consolidated with OccuSystems because OccuSystems has unilateral control over the assets and operations of the Physician Groups and, notwithstanding the lack of technical majority ownership, consolidation of the Physician Groups with OccuSystems is necessary to present fairly the financial position and results of operations of OccuSystems because of the existence of a parent-subsidiary relationship by means other than record ownership of the Physician Groups' voting stock. Control of the Physician Groups is perpetual and other than temporary because of the nature of this relationship and the management agreements between the entities. The net assets of the Physician Groups were not material at December 31, 1995. All significant intercompany accounts and transactions have been eliminated.

 ACCOUNTING DEVELOPMENTS

  The Emerging Issues Task Force (the "Task Force") of the Financial Accounting Standards Board has added an agenda item to review various accounting and reporting matters relating to the physician practice management industry. The Task Force is currently organizing its efforts and has yet to publish a list of the matters under consideration. The Company anticipates that such matters may address, among other things, the consolidation of revenues of professional associations and accounting for business combinations. Although the Company believes that its accounting and reporting practices are in conformity with generally accepted accounting principles and common industry practice, there can be no assurance that the conclusions reached by the Task Force will not have a material impact on the Company. See "Risk Factors--Dependence on Future Acquisitions and Joint Ventures."

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 CASH AND CASH EQUIVALENTS

  The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

 PROPERTY AND EQUIPMENT

  Property and equipment is stated at cost, net of accumulated depreciation. Property and equipment is depreciated using the straight-line method over the following useful lives:

                                                                YEARS
                                                     ---------------------------
   Furniture........................................             5-7
   Equipment........................................             5-7
   Leasehold improvements........................... Remaining life of the lease
   Buildings and improvements.......................             30

 INTANGIBLE ASSETS

  The value of goodwill, assembled workforce, and customer list are recorded at cost at the date of acquisition. Goodwill, including any excess arising from earnout payments, is being amortized on a straight-line basis over a 40-year period in accordance with APB No. 17, Intangible Assets. The Company believes that the life of the core businesses acquired and the delivery of occupational healthcare services is indeterminate and likely to exceed 40 years. The assembled workforce and customer list are being amortized over a five-year and seven-year period, respectively.

  Subsequent to an acquisition, the Company continually evaluates whether later events and circumstances have occurred that indicate that the remaining balance of goodwill may not be recoverable or that the remaining useful life may warrant revision. When external factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related business segments' discounted cash flows over the remaining life of the goodwill and compares it to the business segment's goodwill balance to determine whether the goodwill is recoverable or if impairment exists, in which case an adjustment is made to the carrying value of the asset. When an adjustment is required (see Note 6), the Company evaluates the remaining goodwill amortization using the factors outlined in APB No. 17. As of December 31, 1995 and 1994, the amounts recorded as accumulated amortization were $20,730,000 and $18,864,000 (see Note 6), respectively.

 OTHER LIABILITIES

  Other liabilities consist of the following at December 31, 1995 and 1994 (in thousands):

                                                                   1995   1994
                                                                  ------ ------
   Mark-to-market reserve for operating leases................... $1,382 $  476
   Minority interest.............................................    194    282
   Other.........................................................    402    958
                                                                  ------ ------
                                                                  $1,978 $1,716
                                                                  ====== ======

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

  Under the purchase method of accounting, the Company assigns a portion of the purchase price to any operating lease of an acquired entity which is in excess of fair market value at the date of acquisition. This mark-to-market reserve represents the long-term portion of the excess of the contracted operating lease over the fair market value of the same lease, discounted at a market rate of interest.

 REVENUE RECOGNITION

  Revenue is recorded at estimated net amounts to be received from employers, third-party payors, and others for services rendered. The Company operates in certain states that regulate the amounts which the Company can charge for its services associated with work-related injuries and illnesses.

 NET INCOME (LOSS) PER SHARE

  Net income (loss) per share has been computed by dividing net income (loss) by the weighted average number of common equivalent shares outstanding each year. The Company has treated the preferred stock issued in June 1994, and the convertible debenture for which the preferred stock was exchanged in May 1995, as common stock equivalents for the purposes of computing net income (loss) per share.

 CASH PAID DURING THE YEAR

  The Company paid the following amounts for interest and income taxes (in thousands):

                                                             1995   1994   1993
                                                            ------ ------ ------
   Interest................................................ $3,082 $1,813 $1,927
   Income taxes............................................ $3,762 $  202 $  578

 PENDING ACCOUNTING STANDARDS

  During 1995, the Financial Accounting Standards Board passed Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and SFAS No. 123, Accounting for Stock Based Compensation. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that impairment losses for such assets be based on the fair value of the assets. Long-lived assets to be disposed of should be reported at the lower of carrying amount or fair value less cost to sell. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. The Company intends to adopt SFAS No. 121 effective for the year ending December 31, 1996. Management does not believe the adoption of this statement will have a material impact on the financial position or results of operations of the Company.

  SFAS No. 123 establishes accounting standards for stock-based employee compensation. The statement allows companies to continue to utilize the current methodology for accounting for stock-based employee compensation, as prescribed by APB No. 25, Accounting for Stock Issued to Employees, or to begin using an alternate method for transactions entered into after December 15, 1995. The statement also expands the disclosure standards with respect to stock-based compensation to include an estimate of compensation cost using a fair value based method. The Company intends to adopt this statement effective for the year ending December 31, 1996. As the Company intends to continue accounting for stock-based employee compensation under APB No. 25, management does not believe the adoption of this statement will have any impact on the financial position or results of operations of the Company.

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

 BASIS OF PRESENTATION--INTERIM FINANCIAL STATEMENTS

  The financial statements for the nine months ended September 30, 1995 and 1996, have been prepared without audit, pursuant to Accounting Principles Board (APB) Opinion No. 28,"Interim Financial Reporting." Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the nine months ended September 30, 1995 and 1996, have been included herein. The results of operations for the nine-month period is not necessarily indicative of the results for the full year.

3. BUSINESS COMBINATIONS:

 1996 ACQUISITIONS

  During 1996, OccuSystems effected five separate business combinations accounted for as pooling of interests mergers in accordance with Accounting Principles Bulletin No. 16, Business Combinations ("APB 16"). The entities acquired in these transactions are hereafter collectively referred to as the "Pooled Entities."

  Effective January 1, 1996, in two transactions, OccuSystems acquired all of the outstanding common stock of Baltimore Industrial Medical Center and Maryland Industrial Medical Center in Baltimore, Maryland, and Washington Industrial Medical Center in Cheverly, Maryland (collectively "Baltimore Industrial Medical Group" or "BIMG"), in exchange for 225,000 shares of OccuSystems' common stock, and all of the outstanding common stock of Concerned Care L.L.C. ("Concerned Care"), located in Columbia, Maryland, in exchange for 66,414 shares of OccuSystems' common stock.

  Effective October 4, 1996, in the third transaction, OccuSystems acquired all of the outstanding common stock of Occupational Medicine Services, Inc. ("OMS"), located in Tulsa, Oklahoma, in exchange for 135,412 shares of OccuSystems' common stock.

  Effective November 1, 1996, in the fourth transaction, OccuSystems acquired all of the outstanding common stock of Prizm Environmental and Occupational Health, Inc. ("Prizm"), located in central and southwestern New Jersey, in exchange for 625,000 shares of OccuSystems' common stock.

  Effective November 2, 1996, in the fifth transaction, OccuSystems acquired all of the outstanding common stock of Ideal Occupational Medical Centers, Inc. ("Ideal"), located in Detriot, Michigan, in exchange for 500,000 shares of OccuSystems' common stock.

  In accordance with the requirements of APB 16, the consolidated financial statements for all periods presented have been restated to include the accounts of the "Pooled Entities."

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

  Results of operations for the separate companies for the periods preceding the acquisitions were as follows (in thousands):

                                              CONCERNED
                         OCCUSYSTEMS  BIMG    CARE (1)   OMS     PRIZM   IDEAL  COMBINED
                         ----------- -------  --------- ------  -------  ------ --------
Year ended December 31,
 1993:
 Net revenues...........  $ 42,819   $ 7,140   $  --    $1,921  $ 7,577  $4,728 $ 64,185
 Net income (loss)......   (18,945)       43      --       149     (932)    299  (19,386)
Year ended December 31,
 1994:
 Net revenues...........    59,900     7,120      --     1,995   10,925   5,562   85,502
 Net income (loss)......     2,215       163      --        14   (3,387)    222     (773)
Year ended December 31,
 1995:
 Net revenues...........   109,166     5,631    1,426    1,945   12,636   6,182  136,986
 Extraordinary charge...      (680)      --       --       --       --      --      (680)
 Net income (loss)......     6,114    (1,797)    (357)     (25)  (1,000)    285    3,220

---------------------
(1) Concerned Care did not have operations until January 1, 1995

 1995 ACQUISITIONS

  Effective January 1, 1995, the Company acquired certain assets of Airport Urgent Care of America, Inc., a California corporation; Phoenix Airport/OMC Partners, a California limited partnership; Honolulu Airport Urgent Care, Inc., a Hawaii corporation; Sun Valley Management Co., a California corporation; and OMC Physical Rehabilitation Center, a California limited partnership; in exchange for $25,000,000 in cash and the assumption of $1,684,000 in indebtedness.

  Effective August 1, 1995, the Company acquired the outstanding common stock of Medical Plaza Industrial Clinic, P.A., a physician practice located in Houston, Texas, in exchange for $2,014,000 in cash.

  Effective October 1, 1995, the Company acquired all of the outstanding capital stock of Corporate Health Services, Inc., a Michigan corporation, for $7,000,000 in cash and 24,096 shares of the Company's common stock. The purchase agreement also provides for contingent consideration based on the performance of certain contracts, with $1,500,000 cash guaranteed.

  Effective October 3, 1995, the Company acquired all the outstanding shares of Medical and Surgical Clinic Association, a Texas professional corporation, doing business as Advanced Occupational Health Care, for $5,250,000 in cash and 36,145 shares of the Company's common stock.

 1994 ACQUISITIONS

  On January 1, 1994, the Company acquired certain assets of Western Occupational Health Centers, Inc., a physician practice located in Tucson, Arizona, in exchange for $350,000 in cash and the assumption of $50,000 in liabilities.

  On February 1, 1994, the Company entered into a partnership agreement whereby the partnership repackages prescription drugs and distributes them to certain of the Company's centers and markets pharmacy services to third parties. The initial investment for its 75% interest in this joint venture was $100,000 in cash.

  On April 1, 1994, the Company acquired the outstanding common stock of ASAP Medical Clinic, P.A. in Waco, Texas, in exchange for $2,678,510 in cash and the issuance of a $500,000, 6% convertible promissory note.

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

  On September 1, 1994, the Company acquired the outstanding common stock of Nevada Occupational Health Clinics, Inc. in Reno, Nevada, in exchange for $1,975,000 in cash and 89,286 shares of the Company's common stock.

  On October 1, 1994, the Company acquired certain assets of DEL, Inc. in York, Pennsylvania, in exchange for $1,200,000 in cash, the assumption of $72,262 in liabilities, and the issuance of a $600,000, 6% convertible promissory note.

  Also effective October 1, 1994, the Company acquired certain assets of Associates in Occupational Medicine in Oklahoma City, Oklahoma, in exchange for $628,000 in cash.

  On November 1, 1994, the Company acquired certain assets of Gateway Medical, P.A. in El Paso, Texas, in exchange for $1,305,000 in cash and 45,714 shares of the Company's common stock.

  Also effective November 1, 1994, the Company acquired certain assets of SWC Association, PA in Dallas, Texas, and the outstanding stock of Airport Industrial Medical Clinic, Inc. in Detroit, Michigan, in exchange for $310,000 and $1,200,000 in cash, respectively.

  On December 31, 1994, the Company acquired certain assets of Detroit Industrial Clinics, Inc. in Detroit, Michigan, in exchange for $7,600,000 in cash.

  These 1995 and 1994 acquisitions have been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the dates of acquisition. The results of operations of the acquired practices are included in the consolidated financial statements from the respective dates of acquisition.

  In conjunction with certain acquisitions, the Company has entered into contractual arrangements whereby the selling parties are entitled to receive contingent consideration payments in cash, notes, and/or stock based upon a multiple or percentage of earnings in excess of certain minimum operating thresholds. Obligations related to these contingencies are reflected as increases to goodwill in the period they become known. During 1995, payments of approximately $4,288,000 in cash were made to selling parties under such agreements. During 1994, payments of $1,107,000 in cash and 33,165 shares of common stock were issued to selling parties under such arrangements. During 1996, $3,070,000 in cash is to be paid and 45,705 shares of common stock issued under similar agreements. Any quantifiable unpaid balances are reflected as liabilities in the accompanying consolidated financial statements. The amount of cash, notes, and/or stock which may be issued under similar arrangements in conjunction with other previous acquisitions entered into cannot be determined at this time. The Company does not expect that those payments will represent a substantial portion of the total consideration paid for the acquired centers.

 PRO FORMA INFORMATION

  The following unaudited pro forma information reflects the effect on the consolidated statements of operations assuming that significant acquisitions were consummated as of January 1, 1995 and 1994. Future results may differ substantially from pro forma results due to changes which may occur from proposed healthcare reform and other factors. Therefore, pro forma statements cannot be considered indicative of future operations.

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

                             PRO FORMA (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
   Net revenues........................................ $   155,117 $   142,352
                                                        =========== ===========
   Income before extraordinary charge..................       4,866       3,531
                                                        =========== ===========
   Net income..........................................       4,186       3,531
                                                        =========== ===========
   Income per share before extraordinary charge........ $      0.27 $      0.18
                                                        =========== ===========
   Net income per share................................ $      0.23 $      0.18
                                                        =========== ===========

4. DISCONTINUED OPERATIONS:

  Effective September 1, 1994, the Company disposed of substantially all of the assets of its rehabilitation service centers in Milwaukee, Wisconsin. As a result of such disposition, the Company discontinued the operations of this business unit which is substantially different from its core business operations. Accordingly, in order for the financial data to be comparable, under generally accepted accounting principles, the financial results for the fiscal years ended December 31, 1994 and 1993, were restated to reflect the net results of the discontinued business segment and are reflected as a single line item, income from operations of discontinued business segment, net of applicable taxes. The net assets of the seven rehabilitation service centers were sold for $2,700,000 in cash, which resulted in a pre-tax gain on net assets sold of $359,000. The Company also has an opportunity to recognize a future return pursuant to the achievement of future earning levels.

5. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following at December 31, 1995 and 1994 (in thousands):

                                                                1995     1994
                                                               -------  -------
   Land....................................................... $ 1,218  $   440
   Buildings and improvements.................................   3,558    1,752
   Furniture and equipment....................................  18,046   12,973
   Leasehold improvements.....................................   6,767    5,229
                                                               -------  -------
                                                                29,589   20,394
     Accumulated depreciation.................................  (9,790)  (6,702)
                                                               -------  -------
                                                               $19,799  $13,692
                                                               =======  =======

6. WRITE-DOWN OF GOODWILL AND OTHER NONRECURRING CHARGES:

  During 1993, the Company recorded a charge of $19,030,000 related to the write-down of goodwill to estimated fair value. The Company continually compares the actual operating performance of its acquisitions with the expected results at the time of acquisition. As a result of these ongoing comparisons, the Company determines the extent of impairment on certain amounts recorded as intangible assets, and recorded a $19,030,000 noncash write-down to estimated fair value for the year ended December 31, 1993. This write-down was principally related to excess purchase price paid for the Company's acquisitions in Milwaukee, Denver, Albuquerque, and San Antonio. Due primarily to the uncertainty of proposed healthcare reform, market multiples decreased in these cities subsequent to acquisition. The Company does not anticipate that the market forces requiring the write-down of goodwill in these cities will result in similar write-downs in the future. Nevertheless, the Company plans to periodically apply its valuation methodology to determine if impairment exists.

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

  The $1,543,000 in nonrecurring charges incurred during 1993 related primarily to noncash write-downs of property and equipment of $594,000, certain personnel costs, including severance payments made to terminated employees, and certain other costs associated with the cessation of services and relocation of three centers.

  As described in Note 2, the accompanying consolidated financial statements have been restated to include the results of operations of the Pooled Entities. During 1995, Concerned Care performed a goodwill impairment analysis consistent with the process described above and determined that a charge of $339,000 related to the write-down of goodwill to fair value was required. In addition, the $559,000 of nonrecurring charges in 1995 relates to noncash write-downs of leasehold improvements at BIMG.

7. NOTES PAYABLE AND LONG-TERM DEBT:

  Long-term debt at December 31, 1995 and 1994, consists of the following (in thousands):

                                                                1995     1994
                                                               -------  -------
   Note payable to a bank, interest at LIBOR plus 2.25%, due
    December 2000............................................  $   --   $ 7,600
   Note payable to a stockholder, interest at 10%, due
    December 2000 (less unamortized discount of $737 at
    December 31, 1994).......................................      --     5,263
   Notes payable to a stockholder, interest at rates ranging
    from 6% to 8%, principal and accrued interest due at
    varying intervals through 1998...........................    3,253    3,527
   Notes payable to a stockholder, interest at prime plus 1%,
    due on demand............................................      --       975
   Notes payable to an individual, interest at 9%, payable in
    monthly and annual installments through November 1996....      435      830
   Convertible notes payable, interest at 6%:
     Payable in September 1998...............................      510      638
     Payable in September 1999...............................      600      600
     Payable in March 1997...................................      500      500
   Note payable to an individual, interest at 10%, payable in
    monthly installments through May 2005....................      143      --
   Note payable to a stockholder, interest at 9%, payable in
    monthly installments through October 1996................       36       70
   Note payable to stockholder...............................      --       150
   Note payable to an individual, interest at 15%, due on
    demand...................................................      --        45
   Note payable to an individual, interest at 8.5%, due March
    1998.....................................................       50      --
   Various lines of credit and notes payable, interest at
    prime plus 1/2% to 1%, payable on demand.................    2,503    1,262
   Obligations under capital leases..........................    2,079    2,281
   Notes payable to a bank, interest at prime plus 1%,
    payable in monthly installments through October 1996.....      230      328
                                                               -------  -------
                                                                10,339   24,069
   Less-Current maturities...................................   (7,231)  (3,297)
                                                               -------  -------
                                                               $ 3,108  $20,772
                                                               =======  =======

  On December 31, 1993, the Company entered into the Loan Agreement, which was amended and restated on January 3, 1995. The Loan Agreement currently provides for revolving loans of up to $60.0 million to be used by the Company for acquisitions and general working capital needs. As of September 30, 1996, $16.2 million was outstanding under the Loan Agreement. Loans under the Loan Agreement are secured by substantially all the assets of the Company (including the capital stock of the Company's subsidiaries) and

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

mature on December 31, 2000. The Loan Agreement provides for payments of interest only until maturity, at which time a balloon payment of outstanding principal is due. Loans under the Loan Agreement are denominated at the Company's option as either Eurodollar Tranches (loans bearing interest at a rate 0.75% above a Eurodollar rate quoted by Creditanstalt) or Base Rate Tranches (loans bearing interest at Creditanstalt's prime rate for U.S. commercial loans and the Federal Funds Rate, whichever is greater). An annual fee of .25% exists on the unused portion of the commitment. Additionally, the Loan Agreement prohibits the payment of dividends or other distributions on the Company's common stock.

  In December 1992, the Company completed a private placement of 1,568,333 shares of the Company's common stock at a price of $3.75 per share. In conjunction with this private placement, the Company entered into an agreement whereby it could elect to issue to the purchaser up to $6,000,000 in 10% subordinated debentures, net of a discount of $881,250. In January 1993, the Company elected to issue the debentures. These debentures were retired as part of the Company's initial public offering in 1995 (see Note 10).

  In February 1993, in conjunction with an acquisition, the Company assumed guarantees of certain indebtedness of the selling party of approximately $1,010,000. In connection with this assumption, the Company issued to the selling party notes aggregating $1,010,000. These notes yielded interest at prime plus 1% and required monthly interest payments through 1998. The Company received a right of offset whereby any amounts due by the Company under its guarantees resultant from the default of the selling party could be offset by the notes issued to the selling party. Consequently, no amounts under the guarantees were reflected as obligations of the Company. These notes were fully paid during 1995.

  In October 1993, in conjunction with an acquisition, the Company issued $638,000 of its 6% convertible notes. The notes require semi-annual interest payments and are payable in September 1998. The notes are convertible into 72,965 shares of the Company's common stock at the option of the holder at a rate of $7.00 per share. In October 1995, one of these notes was converted into 18,241 shares of stock.

  In March 1994, in conjunction with an acquisition, the Company issued a $500,000, 6% convertible note. The note requires semi-annual interest payments and is payable in March 1997. The note is convertible into 59,524 shares of the Company's common stock at the option of the holder at a rate of $8.40 per share

  In September 1994, in conjunction with an acquisition, the Company issued a $600,000, 6% convertible note. The note requires semi-annual interest payments and is payable in September 1999. The note is convertible into 68,571 shares of the Company's common stock at the option of the holder at a rate of $8.75 per share.

  The maturities of long-term debt at December 31, 1995, are as follows (in thousands):

   1996................................................................. $ 7,231
   1997.................................................................   1,149
   1998.................................................................   1,236
   1999.................................................................     607
   2000.................................................................      34
   Thereafter...........................................................      82
                                                                         -------
                                                                         $10,339
                                                                         =======

8. INCOME TAXES:

  The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and unused tax operating loss carryforwards.

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

  Because of their corporate structure, OMS, Prizm, Ideal and BIMG (S Corporations) and Concerned Care (a Limited Liability Corporation) are not liable for taxes at the corporate level. Instead, the stockholders of the companies are taxed on their proportionate share of the related company's taxable income. As such, no provision or liability for federal income taxes has been included in these financial statements. However, as a result of the combination of these entities with the Company, the related operations will be included in the taxable income of the Company beginning with the year ended December 31, 1996. This will result in the recognition of additional deferred tax expense or benefit related to the Pooled Entities for the year ended December 31, 1996, because of existing temporary differences between the book and tax bases of assets and liabilities of the companies as of the dates of combination. The Company does not believe the recognition of these deferred tax items will have a material adverse effect on the Company's financial position or results of operations.

  Total income tax expense for the years ended December 31, 1995, 1994, and 1993, was allocated as follows (in thousands):

                                                              1995   1994  1993
                                                             ------ ------ ----
   Income from continuing operations........................ $3,659 $1,226 $113
   Discontinued operations..................................    --     228   78
                                                             ------ ------ ----
                                                             $3,659 $1,454 $191
                                                             ====== ====== ====

  The provision for income taxes for the years ended December 31, 1995, 1994, and 1993, is comprised of the following amounts (in thousands):

                                                             1995    1994  1993
                                                            ------  ------ ----
   Current tax expense--
     Federal............................................... $3,487  $1,100 $156
     State and local.......................................    458     243   75
                                                            ------  ------ ----
                                                             3,945   1,343  231
   Deferred tax expense (benefit)--
     Federal...............................................   (286)    111  (40)
                                                            ------  ------ ----
       Total tax provision................................. $3,659  $1,454 $191
                                                            ======  ====== ====

  A reconciliation between reported income tax expense and the amount computed by applying the statutory federal income tax rate of 34% for 1995, 1994, and 1993 is as follows (in thousands):

                                                         1995    1994    1993
                                                        ------  ------  -------
   Computed expected tax expense (benefit)............  $2,570  $  152  $(6,795)
   Pooled Entities' tax (expense) benefit attributed
    to individual stockholders of respective company..     984   1,016      469
   Nondeductible goodwill.............................     129      59    2,502
   Valuation allowance................................    (638)   (126)   4,037
   Reduction in NOL from sale of assets...............     --      167      --
   Adjustment to deferred tax assets and liabilities
    for enacted changes in tax laws...................     --      --      (102)
   Prior year tax return/accrual difference...........     133     --       --
   Partnership income.................................     (91)    --       --
   Cash to accrual adjustment.........................     272     --       --
   State and local income taxes, net of federal tax
    benefit...........................................     302     160       50
   Other, net.........................................      (2)     26       30
                                                        ------  ------  -------
                                                        $3,659  $1,454  $   191
                                                        ======  ======  =======

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

  The components of deferred income tax expense (benefit) for the years ended December 31, 1995, 1994, and 1993, are as follows (in thousands):

                                                          1995   1994   1993
                                                          -----  -----  -----
   Excess tax over financial statement amortization...... $ 980  $ 488  $ 326
   Difference between tax and financial statement
    depreciation.........................................  (190)    85    167
   Adjustment for enacted changes in tax laws............   --     --     102
   Utilization of net operating loss carryforwards.......   --     167    --
   Allowance for doubtful accounts.......................  (654)  (112)  (326)
   Restructuring charges.................................     2   (326)  (297)
   Change in valuation allowance.........................  (638)  (371)   --
   Other, net............................................   214    180    (12)
                                                          -----  -----  -----
                                                          $(286) $ 111  $ (40)
                                                          =====  =====  =====

  The tax effects of temporary differences that give rise to the deferred tax assets and liabilities at December 31, 1995 and 1994, are presented below (in thousands):

                                                              1995     1994
                                                             -------  -------
   Deferred tax assets--
     Impairment of goodwill................................. $ 3,499  $ 3,749
     Allowance for doubtful accounts........................   1,204      550
     Purchase price settlement..............................     125      --
     Restructuring reserves.................................      63      623
     Self insurance.........................................     199      135
     Extraordinary charge...................................     154      --
     Other..................................................      52       29
                                                             -------  -------
       Total gross deferred tax assets......................   5,296    5,086
     Valuation allowance....................................  (3,111)  (3,749)
                                                             -------  -------
       Net deferred tax assets..............................   2,185    1,337
   Deferred tax liabilities--
     Deferred tax liabilities of acquired companies.........    (381)    (353)
     Goodwill, principally due to differences in
      amortization periods..................................  (1,337)    (608)
     Property and equipment, principally due to differences
      in depreciation.......................................    (157)    (347)
     Preopening costs.......................................    (144)    (150)
                                                             -------  -------
       Total gross deferred tax liabilities.................  (2,019)  (1,458)
                                                             -------  -------
       Total net deferred tax assets (liabilities).......... $   166  $  (121)
                                                             =======  =======

  During 1993, Congress enacted the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") which provides for 15-year amortization of purchased intangible assets, including goodwill. Accordingly, the $19,030,000 write-down of goodwill, as described in Note 6, gives rise to $3,499,000 and $3,749,000 deferred tax asset at December 31, 1995 and 1994, respectively, associated with the deductible portion of goodwill under the 1993 Act. Due to the limited operating history of the Company and lack of historical taxable earnings, a valuation allowance of $3,749,000 had been provided for at December 31, 1994, by the Company. Due to continued favorable operating results and other positive evidence with respect to the ultimate realization of the deferred tax asset, the Company reduced the valuation allowance to $3,111,000 at December 31, 1995.

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

9. STOCKHOLDERS' EQUITY:

  In May 1995, the Company issued 5,366,667 shares of its common stock at $14.00 per share in an initial public common stock offering. Proceeds from the offering, net of commissions and other related expenses totaling $5,272,000, were $68,943,000. In connection with the offering, the mandatorily redeemable convertible preferred stock was converted into 2,835,000 shares of common stock.

  On June 29, 1994, The Travelers, Inc. ("Travelers") purchased $15,000,000 in aggregate liquidation preference of Series B preferred stock from the Company and 1,177,100 shares of the Company's common stock from certain of its stockholders. Concurrently with that investment, Travelers and the Company entered into a five-year operating agreement to pursue joint business opportunities in the occupational healthcare industry. The Series B preferred stock had a dividend rate of 4% per annum. Upon a conversion of the Company's Series A preferred stock into common stock in 1995, the Series B preferred stock was exchanged for a $15,000,000 principal amount debenture. The debenture was converted into 1,854,141 shares of common stock on March 28, 1996.

  In June 1993, the Company completed an offering of 3,200,000 shares of convertible Series A preferred stock at a price of $5.00 per share. In conjunction with the Travelers transaction of June 1994, 365,000 shares were converted to common stock and sold to Travelers. During 1995, the remaining 2,835,000 shares of Series A preferred stock were converted into common stock.

  In May 1992, the Company established an employee stock option and a restricted stock purchase plan (the "1992 Plan") whereby the Company may issue to officers and key employees options to purchase up to 1,000,000 shares of the Company's common stock. In May 1994, the Board of Directors amended the Plan increasing the number of shares available for grant to 1,500,000. As of December 31, 1995 and 1994, respectively, 1,382,076 and 1,294,825 shares were outstanding under the 1992 Plan. Additionally, prior to the adoption of the 1992 Plan, the Board of Directors of the Company granted options to purchase an additional 176,500 shares of the Company's common stock. Since the 1992 Plan's inception, the Board of Directors has granted options outside the 1992 Plan to purchase 92,000 shares of the Company's common stock. As of December 31, 1995 and 1994, respectively, 158,500 and 268,000 shares were outstanding outside of a formal plan. In April 1995, the Company adopted the OccuSystems, Inc. 1995 Long-Term Incentive Plan (the "Incentive Plan") whereby the Company may issue up to 1,000,000 shares of the Company's common stock. As of December 31, 1995, 462,500 shares were outstanding under the Incentive Plan. The following table summarizes the combined activity under the Incentive Plan, the 1992 Plan, and the options granted outside the Incentive Plan or the 1992 Plan.

                                  1995             1994            1993
                             ---------------  --------------  --------------
   Outstanding at beginning
    of year.................       1,560,825       1,140,450         481,000
   Granted..................         678,675         460,000         664,450
   Exercised................        (168,748)         (1,000)            --
   Canceled.................         (67,676)        (38,625)         (5,000)
                             ---------------  --------------  --------------
   Outstanding at end of
    year....................       2,003,076       1,560,825       1,140,450
                             ===============  ==============  ==============
   Exercisable at end of
    year....................         640,324         427,303         159,250
                             ===============  ==============  ==============
   Price range.............. $1.00 to $20.38  $1.00 to $8.13  $1.00 to $6.00
                             ===============  ==============  ==============

  The options have been issued at exercise prices that approximate fair market value at date of grant and the majority vest equally over a four-year period.

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

10. EXTRAORDINARY CHARGE:

  During May 1995, the Company utilized $6.0 million of the proceeds from the sale of common stock to retire subordinated debt. As a result of the early retirement of the subordinated debt, the Company incurred an extraordinary charge of $680,000, net of taxes. The extraordinary charge, before taxes, is comprised of approximately $708,000 of unamortized original issue discount and $425,000 of unamortized discount for warrants issued in connection with the loan agreement.

11. DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Effective December 31, 1995, the Company adopted SFAS No. 107, Disclosures About Fair Value of Financial Instruments. This statement requires entities to disclose the fair value of their financial instruments, both assets and liabilities, on and off balance sheet, for which it is practicable to estimate fair value. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

  The carrying amounts of cash and cash equivalents, accounts receivable, other current assets, accounts payable, and accrued expenses approximate fair value because of the short maturity of those instruments.

  The fair value of the Company's outstanding debt was estimated based on similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying value and estimated fair value of the Company's outstanding debt at December 31, 1995, were approximately $10,500,000.

  The fair value of the Company's convertible debenture was estimated based on the current price of the Company's common stock. The carrying value and estimated fair value of the Company's convertible debenture at December 31, 1995, were $15,000,000 and $37,082,840, respectively.

12. COMMITMENTS AND CONTINGENCIES:

  The Company leases corporate office space, operating facilities, and equipment under various operating and capital lease agreements. Future minimum lease payments under capitalized leases and noncancelable operating leases as of December 31, 1995, are as follows (in thousands):

                                                              CAPITAL  OPERATING
   YEAR ENDING DECEMBER 31                                    LEASES    LEASES
   -----------------------                                    -------  ---------
     1996.................................................... $  267    $ 7,523
     1997....................................................    726      8,380
     1998....................................................    555      6,538
     1999....................................................    251      5,136
     2000....................................................     19      4,332
     Thereafter..............................................    --       7,002
                                                              ------    -------
                                                               1,818    $38,911
                                                                        =======
   Amounts representing interest.............................   (473)
                                                              ------
                                                              $1,345
                                                              ======

  Rent expense on operating leases for the years ended December 31, 1995, 1994, and 1993, was $7,849,000, $5,017,000, and $4,825,000, respectively.

  The Company is involved in certain legal actions and claims on a variety of matters. It is the opinion of management that such legal actions will not have a material effect on the results of operations or the financial position of the Company.

                      OCCUSYSTEMS, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1995, 1994, AND 1993

13. RELATED PARTIES:

  During 1995 and 1994, the Company leased certain facilities and office space from selling parties who remained employees or directors of the Company. Lease payments to these individuals aggregated $622,000 and $509,000 in 1995 and 1994, respectively.

14. SALES TO MAJOR CUSTOMERS:

  During 1995, 1994, and 1993, no individual customers accounted for more than 10% of revenues.

15. SUBSEQUENT EVENTS:

  Effective January 1, 1996, the Company acquired certain assets of Occupational Health Resources, Inc., a company with centers located in Baltimore, Maryland, and Newark, Delaware, in exchange for 201,431 shares of the Company's common stock. This acquisition will be accounted for under the purchase method of accounting.

  On January 2, 1996, the Company paid $650,000 in cash and issued 5,219 shares of stock in exchange for an additional 15% interest in the Managed Prescription Program joint venture. After the transaction, the Company owns 90% of the joint venture.

  On January 1, 1996, the Company entered into a partnership agreement whereby the partnership provides practice management to two centers in the Tucson, Arizona market. The initial investment for the Company's 51% interest in this joint venture was $1,078,000.

  On March 28, 1996, the Company's $15,000,000 convertible debenture was converted, in accordance with the terms of the debenture agreement, into 1,854,141 shares of OccuSystems' common stock.

  Effective May 1, 1996, the Company acquired certain assets of Deer Park Family Clinic, located in Houston, Texas, for $2,050,000 in cash and 26,000 shares of OccuSystems' common stock. This acquisition will be accounted for using the purchase method of accounting.

  Effective July 1, 1996, the Company acquired certain assets of Austin Regional Clinic, located in Austin, Texas, for $1,170,000 in cash and 6,000 shares of OccuSystems' common stock. This acquisition will be accounted for using the purchase method of accounting.